UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSUMERS BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

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CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2014

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at The Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Tuesday, October 28, 2014, at 12:00 p.m. (local time), for the following purposes:

1.	To elect four Class II directors to serve a three-year term until the Annual Meeting of Shareholders in 2017 or until their successors are elected and qualified; and

2.	For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on September 10, 2014 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the envelope provided or authorize your proxy electronically over the Internet as promptly as possible. Please refer to the proxy card enclosed for information on authorizing your proxy electronically. If you attend the meeting and so desire, you may withdraw your proxy by giving a written notice of revocation and vote in person.

By Order of the Board of Directors

Laurie L. McClellan Chairman

Minerva, Ohio

September 24, 2014

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 28, 2014

The proxy statement and annual report to security holders are available at http://goo.gl/zrexvl

CONSUMERS BANCORP, INC.

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2014

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the Company, Consumers or Consumers Bancorp) for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held at The Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Tuesday, October 28, 2014, at 12:00 p.m., local time and any adjournments thereof.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about September 24, 2014. It is contemplated that solicitation of proxies generally will be by mail. However, officers or employees of Consumers Bancorp or Consumers National Bank, a wholly-owned subsidiary of Consumers Bancorp, may also solicit proxies by electronic media without additional compensation. Consumers Bancorp will pay the costs associated with the solicitation of proxies.

Shareholders of record at the close of business on September 10, 2014 are entitled to notice of and to vote at the Annual Meeting. As of September 10, 2014, 2,735,536 Consumers Bancorp common shares, no par value, were issued and outstanding. Each shareholder will be entitled to one vote for each common share beneficially owned on all matters that come before the Annual Meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the instructions given, unless revoked. Where no instructions are provided, all properly executed proxies will be voted (1) for the election to the Board of Directors of all nominees for Class II directors named in this Proxy Statement; and (2) at the discretion of the holders of the proxies, on such other business that may properly come before the meeting or any adjournment thereof.

The shareholders present in person or by proxy shall constitute a quorum. The four nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. Abstentions will be counted in establishing the quorum and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A proxy may be revoked at any time before it is voted by providing written notice to Consumers Bancorp, by submitting a later dated proxy or by voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Ms. Theresa Linder, Secretary, Consumers Bancorp, Inc., P.O. Box 256, Minerva, Ohio 44657.

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PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board of Directors, acting through the Corporate Governance/Nominating Committee, is responsible for identifying and evaluating candidates for Board membership. The Board currently consists of eleven members and the Company’s Amended and Restated Articles of Incorporation provides that the Board of Directors be divided as equally as possible into three classes designated as Class I, Class II and Class III. Generally, the directors in each class are elected to serve staggered three year terms so that the term of office of one class of directors expires at each annual meeting. Currently, the Board of Directors has four directors in Class II with terms expiring in 2014, four directors in Class I with terms expiring in 2016 and three directors in Class III with terms expiring in 2015.

The term of office of current Class II directors Bradley Goris, David W. Johnson, Laurie L. McClellan and Harry W. Schmuck will expire at the annual meeting on October 28, 2014 and the current Class II directors constitute the nominees to be elected to serve until the 2017 annual meeting and until their successors are elected. Additional information concerning the nominees for director, the directors and executive officers of Consumers Bancorp is provided in the following pages.

The common shares represented by the accompanying proxy will be voted for the election of the nominees to serve as directors, unless contrary instructions are indicated on the proxy card. The nominees for director receiving the greatest number of “for” votes will be elected as directors. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the common shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

The Board of Directors recommends that the shareholders vote “FOR”

the election of the nominees for Class II directors.

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DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees for Election at the Annual Meeting

Class II Directors – Term ending in 2014

Bradley Goris (age 60) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since January of 2011. Mr. Goris is an Independent Member of the Compensation Committee, Corporate Governance/Nominating Committee and the Chairman of the Risk Committee. He is currently an Agent of the Goris-Meadows Insurance Agency in Alliance. Goris-Meadows Insurance Agency is a subsidiary of A.A. Hammersmith Insurance. He is also a Managing Member of Goris Properties, LLC, a family real estate development and management firm in Alliance. Mr. Goris’ experience and commitment to local service and nonprofit organizations supports Consumers National Bank’s community bank philosophy.

David W. Johnson (age 54) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July of 1997. He is an Independent Member of the Asset Liability Committee, the Corporate Governance/Nominating Committee (Chairman) and the Compensation Committee. Mr. Johnson has been in the tile manufacturing business since 1982. He is currently the Chief Executive Officer of Summitville Tiles, Inc., located in Summitville, Ohio, and previously served as President and Vice President of Administration. He is currently President of Spread Eagle Tavern & Inn, serving in that capacity since 1990, a fine dining restaurant and restored inn in Hanoverton, Ohio. Mr. Johnson is a Partner in PCJ Ltd. and Johnson Joint Venture, both family holding companies. Mr. Johnson has extensive management knowledge, business experience and is dedicated to community and civic affairs, serving on various educational, political and business boards and in June 2011 he was appointed by Governor Kasich to serve on the Board of the Ohio Bureau of Workers Compensation. As a leader in manufacturing, Mr. Johnson has represented the industry at both the State and Federal levels. Having served as Chairman of Corporate Governance and as member of the Asset and Liability Committee since joining the Board, Mr. Johnson has a strong history in bank governance.

Laurie L. McClellan (age 61) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since October of 1987 and as Chairman of the Boards since March of 1998. Ms. McClellan is the Chairman of the Executive Committee and a member of the Loan Committee. Ms. McClellan performs internal corporate duties with an emphasis on investor and community relations and was named the Director of Shareholder Relations for Consumers Bancorp, Inc. in 2011. Prior to becoming Chairman, she served as Corporate Secretary and Vice Chairman of the Boards. Ms. McClellan is the Manager of the Romain Fry Investment Company, LLC and has served on various community and nonprofit advisory boards. She has 27 years of experience in community banking with an extensive knowledge of the Company’s history and operations and has a good understanding of banking regulation and compliance.

Harry W. Schmuck (age 65) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since November of 2005. Mr. Schmuck is an Independent Member of the Audit Committee and Loan Committee. He is the Operations Manager of Schmuck Partnership, an Agricultural Business, working in the business since 1970, and a Farm Sales Associate of Russ Kiko & Associates, Inc. Mr. Schmuck brings experience in agricultural products and livestock sales and valuation. He is responsible for guiding the Schmuck Partnership in investment decisions and has a firm understanding of management, operations and marketing. He has served on various community agencies and boards. His knowledge in agriculture has benefited the Loan Committee in analyzing farm credits since joining the Board in 2005.

Continuing Directors

Class I Directors – Term ending in 2016

James V. Hanna (age 71) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since February of 2005. Mr. Hanna is a Member of the Asset Liability Committee, Risk Committee and Loan Committee. He is retired from a career in security and law enforcement, having spent 13 years as a Security Officer for the Ford Motor Company and five years as a Patrolman and Narcotics Agent for the Canton City Police Department. He continues as a Deputy Sheriff for the Carroll County Sheriff’s Department, having served since 1999. Mr. Hanna is Manager for the Hanna Family Investment Company, LLC. Having experience in the investment area, he has actively served on the Asset Liability Committee since joining the Company.

James R. Kiko, Sr. (age 70) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since February of 1997. He is an Independent Member of the Audit Committee, Executive Committee and the Chairman of the Loan Committee. Mr. Kiko was a Director for Kiko Auctioneers, Inc. until 2009. He is a Certified Auctioneer and has held various positions including Auctioneer, Vice President and President with Kiko Auctioneers, Inc. and Russ Kiko Associates, Inc., in Canton, Ohio, conducting business in real estate and auction services since 1962. Mr. Kiko is a part owner of Kiko Farms. He has a strong background in real estate and equipment sales and evaluation as well as experience in business management and agriculture. He has served on the Loan Committee since joining the Board in 1997, offering current trend information on property values that are appropriate for the varying economic conditions.

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John E. Tonti (age 73) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March of 2004. He is an Independent Member of the Audit Committee (Chairman), Executive Committee and Risk Committee. He is a CPA and former Partner of Hill, Barth & King, in Salem, Ohio, serving from 1963 to 2000. Mr. Tonti is currently the President of the Salem Community Foundation, a member of the Board of Directors of the Salem Community Center and is retired from the former Key Bank, Canton-Mahoning Advisory Board. He served as Executive Director of the Northern Columbiana County United Way from 2003 to 2006. Mr. Tonti brings a strong financial and investing background, serving as the Audit Committee’s Chairman and as the Board’s “Financial Expert” since 2005. He brings a long history of involvement with the banking industry and has an extensive community service background.

Frank L. Paden (age 63) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since July 2013. He is an Independent Member of the Audit, Risk and Compensation Committees. Mr. Paden formerly served in a number of executive positions at Farmers National Bank of Canfield for 37 years. Mr. Paden served as President and Chief Executive Officer at Farmers National Bank of Canfield from 1996 until he was appointed Executive Chairman of the Board in 2010 until September 2011, at which time he retired. Mr. Paden is currently a trustee with Hiram College, serving on the Finance Committee, Student/Athlete Board Committee, and as Chairman of the Audit Committee. He is also Treasurer for the Board of the Mahoning County Agriculture Society’s Canfield Fair, and serves as a Trustee with the Circle of Friends Foundation and as Vice President of the Children’s Circle of Friends.

Class III Directors – Term ending in 2015

John P. Furey (age 62) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since August of 1995. Mr. Furey is an Independent Member of the Compensation Committee (Chairman), the Executive Committee and the Loan Committee. He is currently Corporate President of Furey’s Wheel World, Inc., located in Malvern, Ohio, an automotive retail sales business, serving in that capacity since 1974. He is a Licensed Pilot, Certified Flight Instructor and Aircraft Builder. During his career in the Automotive Industry he has served on several automotive and finance advisory boards and has a strong management background with extensive knowledge in automotive sales, marketing, financing and customer service. Over his nineteen year history as a director of Consumers National Bank, Mr. Furey has served on various standing and ad hoc committees and has developed a valuable background in community banking.

Thomas M. Kishman (age 65) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since March of 1995. Mr. Kishman is an Independent Member of the Audit Committee, the Corporate Governance/Nominating Committee, the Risk Committee and the Asset Liability Committee. He is currently the co-owner of Kishman’s IGA and GasNGo located in Minerva, Ohio, a retail grocery and fuel center. Mr. Kishman has spent his entire career in retail sales, working in the family’s grocery business since 1964. He has a strong management background and is a dedicated member and supporter of the local community. Serving as past Chairman of the Audit Committee and as a member of Corporate Governance Committee for thirteen years, Mr. Kishman has a good understanding of banking risks and controls.

Ralph J. Lober, II (age 47) has served as a Director of Consumers Bancorp, Inc. and Consumers National Bank since 2008. Mr. Lober is currently the President and Chief Executive Officer, first joining the Company in 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober was promoted to President and was appointed to Consumers National Bank Board of Directors in January 2008. In December 2008, Mr. Lober was appointed to Consumers Bancorp, Inc. Board of Directors. Mr. Lober currently is a Member of the Asset Liability Committee (Chairman) and Loan Committee. Having served as Cashier, Executive Vice President and Chief Financial Officer at Morgan Bank National Association from 1999 until May of 2007, Mr. Lober came to Consumers with a strong background in finance, funds management and operations. Mr. Lober is a certified public accountant licensed in Ohio and Pennsylvania. He is active in the community serving on the boards and executive committees of several industry and community organizations.

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THE BOARD OF DIRECTORS AND

ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. Currently, each member of the Board of Directors of Consumers Bancorp also serves as a member of the Board of Directors of Consumers National Bank. Consumers Bancorp and Consumers National Bank held 14 Board meetings during the 2014 fiscal year, plus a Strategic Planning meeting. All directors attended at least 75% of the total number of Consumers Bancorp Board meetings and meetings held by all committees of the Board on which they served during the 2014 fiscal year. The Company has determined that all directors, except Mr. Hanna, Ms. McClellan and Mr. Lober are “independent” directors under the listing standards of the NASDAQ Stock Market Marketplace Rules and the additional independence requirements of the Company.

Although the Company does not have a formal policy with respect to Board member attendance at the annual meeting of shareholders, each member is encouraged to attend. All Board members attended the 2013 Annual Meeting of Shareholders.

Consumers Bancorp has an Asset/Liability Committee, Audit Committee, Compensation Committee, Corporate Governance/Nominating Committee, Executive Committee, Loan Committee and Risk Committee, each of which serves in dual capacity as a committee of Consumers Bancorp and Consumers National Bank.

The Asset/Liability Committee is comprised of Mr. Hanna, Mr. Johnson, Mr. Kishman and Mr. Lober, who serves as chairman. Also, during the 2014 fiscal year Mr. Tonti served on the committee until November 13, 2013. The Asset/Liability Committee is primarily responsible for ensuring both Consumers Bancorp and Consumers National Bank have adequate investment and funds management policies. The committee makes recommendations relative to the strategic direction of the Company and establishes key benchmarks relative to performance. The Asset/Liability Committee is also responsible for establishing procedures for monitoring the management of the investment portfolio and Consumers National Bank’s liquidity, capital and interest rate risk position. During the 2014 fiscal year, the Asset/Liability Committee met four times.

The Audit Committee is comprised of Mr. Kiko, Mr. Kishman, Mr. Paden Mr. Schmuck and Mr. Tonti, who serves as chairman. Also, during the 2014 fiscal year Mr. Furey served on the committee until November 13, 2013. The oversight function of the Audit Committee includes the review of all internal and external audit functions and the approval and engagement of the Company’s independent auditors and loan review consultants. The Audit Committee Charter is available on the Company’s website at www.consumersbank.com. The Board of Directors of Consumers Bancorp has determined that each member of the Audit Committee meets the independence standards of the NASDAQ Stock Market Marketplace Rules and that Mr. Tonti satisfies the requirements of a “financial expert” as defined by the applicable Security and Exchange Commission rules and regulations. The Report of the Audit Committee is on page 15 of this Proxy Statement. During the 2014 fiscal year, the Audit Committee met four times.

The Compensation Committee reviews overall bank compensation policies and executive management compensation. This committee is comprised of Mr. Goris, Mr. Johnson, Mr. Paden and Mr. Furey, who serves as chairman. Also, during the 2014 fiscal year Mr. Schmuck served on the committee until November 13, 2013. Our compensation philosophy and objectives are described in the Compensation Discussion and Analysis section of this Proxy Statement. During the 2014 fiscal year, the Compensation Committee met three times. The Compensation Committee Charter is available on the Company’s website at www.consumersbank.com.

The Loan Committee is comprised of Mr. Furey, Mr. Hanna, Mr. Lober, Ms. McClellan, Mr. Schmuck, and Mr. Kiko, who serves as chairman. The Loan Committee reviews the lending policies and monitors Loan Administration’s compliance with such policies, ensures management’s handling of credit risk complies with board decisions about acceptable levels of risk, ensures management follows appropriate procedures to recognize adverse trends, takes any needed corrective actions and maintains an adequate allowance for loan and lease losses. The Loan Committee is also responsible for approving loans that exceed Internal Loan Committee’s lending authority. During the 2014 fiscal year, the Loan Committee met 25 times.

The Risk Committee is responsible for the oversight of the risk management process, including enterprise risk management. The Committee approves and recommends to the Board of Directors the Company’s risk management framework in consideration of the firm’s risk appetite, capacity, strategy, objectives, operating environment and return goals. This committee is comprised of Mr. Hanna, Mr. Kishman, Mr. Paden, Mr. Tonti and Mr. Goris, who serves as chairman. Also, during the 2014 fiscal year Mr. Schmuck served on the committee until November 13, 2013. During the 2014 fiscal year, the Risk Committee met four times.

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The Executive Committee reviews and approves new products, services and key vendor relationships. All major functions are subject to the review and approval of the Executive Committee including but not limited to, new initiatives, business resumption planning and ongoing processes for information technology, information security, deposit operations and facilities. The committee also reviews various executive and interim Board matters as outlined by its charter. This committee is comprised of Mr. Furey, Mr. Kiko, Mr. Tonti and Ms. McClellan, who serves as the chairman. During the 2014 fiscal year, the Executive Committee met six times.

The Corporate Governance/Nominating Committee is responsible for the selection of individuals for nomination or re-election to the Board of Directors, making independent recommendations to the Board of Directors as to best practices for Board governance and conducting an evaluation of Board performance. The Corporate Governance/Nominating Committee is comprised of Mr. Goris, Mr. Kishman and Mr. Johnson, who serves as chairman. Mr. Kiko served on the committee from July 1, 2013 until November 13, 2013. The Board of Directors of Consumers Bancorp has determined that Mr. Goris, Mr. Kiko, Mr. Johnson and Mr. Kishman meet the independence standards of the NASDAQ Stock Market Marketplace Rules. During the 2014 fiscal year, the Corporate Governance/Nominating Committee met three times.

Under the terms of the Corporate Governance/Nominating Committee Charter the committee is responsible for developing and implementing a process and guidelines for the selection of individuals for nomination to the Board of Directors and considering incumbent directors for nomination for re-election. The Corporate Governance/Nominating Committee will consider candidates for director who are recommended by shareholders in accordance with the Company’s Code of Regulations and the Board Addition/Replacement Procedures found in the Board Supervision Policy. Candidates must be individuals with a good reputation who demonstrate civic character, business success and community involvement. They must be willing to commit their time to Board and committee meetings, keep apprised of banking issues and complete continuing education courses. The Corporate Governance/Nominating committee is responsible for the selection of the final slate of nominees for election to the Board of Directors. Those nominees recommended by the Committee are then submitted to the Board of Directors for approval. The Corporate Governance/Nominating Committee Charter is available on the Company’s website at www.consumersbank.com.

Shareholders desiring to nominate a candidate for election as a director at the 2015 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver written notice to the Secretary of Consumers Bancorp, at its executive offices, 614 East Lincoln Way, Minerva, Ohio 44657, not later than August 8, 2015 or such nomination will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the nomination if a shareholder has failed to submit the nomination by August 8, 2015 or if the candidate does not meet criteria set forth in the Company’s Amended and Restated Regulations.

Board Leadership Structure; Role in Risk Oversight

In accordance with our regulations, the Board elects our Chairman and Chief Executive Officer, or CEO, and both of these positions may be held by the same person or may be held by different people. Currently the offices of Chairman and CEO are separated. The Board believes that the separation of offices of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on management and operating responsibilities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Director Compensation

The Compensation Committee annually reviews and recommends to the Board of Directors the proposed director fees after consideration of information from peer surveys, past compensation practices and the Company’s performance. The Board is responsible for approving the fees for attending Board meetings and committee meetings. The Board believes the fees are competitive with the fees paid by other peer banks of a comparable size and will ensure the Company attracts and retains qualified Board members.

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Fees Paid in Cash

Non-employee directors receive an annual retainer and are compensated for each Consumers National Bank Board of Directors meeting and each committee meeting they attend. For the 2014 fiscal year, the annual retainer was $3,000 per year and compensation for attendance at a Board of Directors meeting was $900 per meeting. The following table details the fees paid to each non-employee director for attendance at committee meetings:

	Asset/ Liability		Audit	Compensation	Corporate Governance/ Nominating	Executive		Loan	Risk
Committee Chair	$	*	$300	$200	$200	$	*	$200	$300
Committee Member		$100	$200	$100	$100		$200	$100	$200

* Denotes committee chaired by an employee of the Company

Non-Equity Incentive Plan Compensation

An incentive pool based on overall Company profitability was available to non-employee directors. For the 2014 fiscal year, the Compensation Committee selected net income of $3.0 million as the Company performance target. A reduced incentive was available if the Company achieved at least 95.0% of the net income target, or net income of $2.8 million. Reported net income results for the 2014 fiscal year were above 95.0% of the targeted level. Therefore, an incentive was earned by each non-employee director as part of the program for the 2014 fiscal year.

Equity Compensation

Under the 2010 Omnibus Incentive Plan, on September 11, 2013 Restricted Stock awards were made to all directors. Each non-employee director was granted 50 shares of Restricted Stock that will vest on the anniversary date of grant based on a four year graduated vesting schedule if certain specified net income performance targets as established by the Compensation Committee are achieved. The directors forfeited the Restricted Stock awards scheduled to vest in September 2014 since the net income performance target for the 2014 fiscal year was not achieved.

Ms. McClellan and Mr. Lober are employees of Consumers National Bank and received no additional compensation for their service as a director.

The following table summarizes the compensation earned by or awarded to each non-employee director who served on the Board during the 2014 fiscal year. The compensation received by Mr. Lober is shown in the “Summary Compensation Table” which is included under the “Executive Officers” section in the following pages.

Name	Fees earned or paid in cash ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Furey	$20,100	$1,481	$—	$—	$—	$21,581
Bradley Goris	15,500	1,481	—	—	—	16,981
James V. Hanna	19,300	1,481	—	—	—	20,781
David W. Johnson	16,000	1,481	—	—	—	17,481
James R. Kiko, Sr.	20,900	1,481	—	—	—	22,381
Thomas M. Kishman	16,800	1,481	—	—	—	18,281
Frank L. Paden	15,600	1,481	—	—	—	17,081
Harry W. Schmuck, Jr.	22,000	1,481	—	—	—	23,481
John E. Tonti	19,000	1,481	—	—	—	20,481

For the 2015 fiscal year, the director board meeting and committee meeting fees are expected to remain the same as the previous fiscal year. Under the 2010 Omnibus Incentive Plan, Restricted Stock awards will be made to all directors, executive officers and vice presidents in September 2015 if certain specified net income performance targets as established by the Compensation Committee are achieved for the 2015 fiscal year. The total value of Restricted Stock granted to all non-employee directors will approximate 7% of the total cash fees earned by the directors, with each non-employee director receiving an equal amount of the total. The Restricted Stock will vest on the anniversary date of grant based on a four year graduated vesting schedule.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities, such as common shares, if such person has or shares voting power or investment power in respect of such securities. In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option. Information is provided below about each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock as of August 31, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of August 31, 2014		Percent of Common Shares
Laurie L. McClellan 28 Tepee Drive Minerva, Ohio 44657	437,789	(1)	16.00%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	226,786	(2)	8.32%

James V. Hanna 14269 Lincoln S.E. Minerva, OH 44657	187,531	(3)	6.86%

Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	136,792	(4)	5.10%

(1)	Includes 430,014 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(2)	Based on a Schedule 13G filing by Wellington Management Company, LLP (“Wellington”) on February 14, 2014. Wellington, in its capacity as an investment adviser, reported that it may be deemed to beneficially own 226,786 shares held by its clients.
(3)	Includes 183,068 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(4)	Based on a Schedule 13G filing jointly filed by Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P. on February 14, 2014.

Security Ownership of Management

The following table shows the beneficial ownership of the Company’s common stock as of August 31, 2014 for each director and named executive officer of the Company and for all current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares
John P. Furey	41,040	(1)	1.50%
Bradley Goris	6,423	(2)	*
James V. Hanna	187,531	(3)	6.86%
David W. Johnson	16,917		*
James R. Kiko, Sr.	17,258	(4)	*
Thomas M. Kishman	19,524	(5)	*
Ralph J. Lober, II	19,949	(6)	*
Laurie L. McClellan	437,789	(7)	16.00%
Frank L. Paden	2,182		*
Harry W. Schmuck, Jr.	14,992		*
John E. Tonti	15,234	(8)	*
Phillip M. Suarez	6,204	(9)	*
Renee K. Wood	5,062	(10)	*
All directors and executive officers as a group (16 persons)	796,777		29.13%

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*	Denotes less than one percent of outstanding shares.
(1)	Includes 28,074 shares owned by or jointly with family members or trusts.
(2)	Includes 6,272 shares owned jointly with family members.
(3)	Includes 183,068 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(4)	Includes 5,757 shares owned by family members or partnerships.
(5)	Includes 8,616 shares owned by or jointly with family members.
(6)	Includes 10,715 shares owned jointly with family members.
(7)	Includes 430,014 shares owned by or jointly with family members, trusts, various corporations and partnerships.
(8)	Includes 15,072 shares held in a trust.
(9)	Includes 1,580 shares owned jointly with family members.
(10)	Includes 3,588 shares owned jointly with family members.

EXECUTIVE OFFICERS

The following information is provided with respect to each person who currently serves as an executive officer of the Company.

Scott E. Dodds (age 52) Mr. Dodds joined Consumers in November 2013 as Senior Vice President and Senior Lender. Prior to joining Consumers, Mr. Dodds served as Senior Vice President, Business Banking at FirstMerit Bank. He has served in various financial and banking positions including; President, Weather Vane Capital, LLC, Senior Vice President, Chief Banking Officer for Ohio Legacy Bank, and Executive Vice President and Retail Banking for Unizan Bank. Mr. Dodds brings over 20 years of experience in the operations, sales and business development areas of community banking.

Randy Gilroy (age 55) serves as Senior Vice President, Chief Credit Officer, having been appointed to this position in May 2012. Mr. Gilroy has been with Consumers for the past twelve years, having most recently held the position of Vice President, Business Development Officer. Prior to that position, Mr. Gilroy had served as the Senior Credit Analyst where he was responsible for the management of the bank’s credit process. As Chief Credit Officer, Mr. Gilroy oversees the credit department, loan administration and collection department.

Phillip M. Suarez (age 65) serves as Executive Vice President, Senior Loan Officer. Mr. Suarez joined Consumers in 2000 as Senior Vice President and Senior Loan Officer and served as Chief Credit Officer from July 2009 to May 2012. His prior banking experience covers over 37 years, including many years of commercial banking in the Chicago, Illinois and Youngstown, Ohio areas.

Derek G. Williams (age 55) serves as Senior Vice President, Retail Operations and Sales, having been appointed to this position in March 2013. Mr. Williams previously served as Senior Vice President, Training and Sales Development Officer from July 2011 to March 2013. Prior to joining Consumers, Mr. Williams served as Vice President, Business Banker Senior for Huntington Bank and as Senior Vice President, Chief Deposit Officer at Ohio Legacy Bank. Mr. Williams has obtained a broad range of retail and commercial experience in his banking career that extends over 36 years.

Renee K. Wood (age 43) serves as Executive Vice President, Chief Financial Officer and Treasurer. Mrs. Wood joined Consumers in January 2005 and was appointed the Chief Financial Officer and Treasurer beginning in July 2005. Prior to joining Consumers, Mrs. Wood served as Vice President, Controller of the Finance Department for Unizan Bank, National Association from 2002 to 2005. Her 21 years of experience have been in senior or management level positions in the accounting or finance areas of banking.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides information regarding the compensation awarded to, earned by, or paid to the named executive officers serving as of June 30, 2014 whose compensation is detailed in this proxy statement. These named executive officers are the president and chief executive officer, chief financial officer and senior loan officer. The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of compensation for the Company. The committee reviews and recommends company benefit and incentive plans, as well as, reviewing the individual performance of the chief executive officer and executive management.

Compensation Philosophy and Objectives

The objective of the Company’s compensation program is to fairly compensate the executive officers in light of their individual performances and their contributions to the performance of the Company, thereby aligning executives’ incentives with shareholder value creation. The compensation philosophy is designed to reward effort and achievement by the officers and provide them with compensation targeted at market competitive levels. The Company’s compensation program includes the following core components: base salary, cash incentive compensation, equity-based awards, and long-term compensation. The Compensation Committee manages all components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management, to provide shorter-term incentive compensation that varies directly with the Company’s financial performance and to focus management on both annual and long-term goals. The Company believes that, by setting and adjusting these elements, it has the flexibility to offer appropriate incentives to its executive officers.

During the 2014 fiscal year, the Compensation Committee engaged Blanchard Consulting Group in order to review executive officers compensation and to make recommendations regarding the structure of their compensation packages. Per the Compensation Committee’s instructions, Blanchard performed a market assessment and made recommendations on base salary, incentive pay and benefits for each named executive officer as compared to peer banks. The total compensation analysis provided compensation benchmarks for the executive officers using data from publicly traded financial institutions and industry surveys. A peer group was developed that included 19 publicly traded banks with assets between $200 million and $500 million as of 2013 calendar year-end and located in Ohio and contiguous states. In addition, the peer group only included banks with a positive return on average assets and return on average equity for the 2013 calendar year. The Compensation Committee has adopted the philosophy to target executive compensation at the midpoint of compensation paid to similarly situated executive officers. The compensation analysis shows that the direct compensation for the executive officers, as a group, is within a market competitive range (+/- 15% of the market median). Individual opportunities may be above or below this general target level at times for a variety of reasons, including individual and corporate performance, recruiting and retention reasons. Blanchard did not provide any services other than advice and recommendations related to executive compensation.

Although the Compensation Committee makes independent determinations on all matters related to compensation of executive officers, certain members of management are requested to attend committee meetings and provide input to the Compensation Committee. Input may be sought from the chief executive officer, Human Resources, Finance and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties. In particular, the Compensation Committee will seek input from the chief executive officer on matters relating to strategic objectives, company performance goals and input on his assessment of the other executive officers. The Compensation Committee delegates some responsibilities to management to assist in development of design considerations of the annual incentive compensation program for the Committee’s consideration. The Compensation Committee does not delegate the determination of compensation of the named executive officers to management.

Components of Compensation

Base Salary

Base salary is a major factor in attracting and retaining key personnel and therefore is the primary component of our executive officer’s compensation. In setting an officer’s base salary, the Company considers parameters set by its size and complexity and the salaries offered by peers. The Compensation Committee has adopted the philosophy to target executive compensation to the midpoint of its peer group that was developed for the compensation analysis, as defined above. The Company’s performance as measured by its results compared to previous years is also considered in determining the overall adjustments to executive officers salaries. Specific salaries are adjusted to reflect the contributions of the executive officer to the Company’s operations and the accomplishment of its long-term goals.

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Based on a review of the company’s strategic direction, individual career path objectives and succession planning in conjunction with the broad databases and other publicly available information, the Company believes that its executive compensation practices are in line with its compensation philosophy and objectives described above.

Incentive Compensation

The Company has an annual incentive compensation program in which all participants are eligible to earn incentive compensation based on corporate financial performance, departmental, and individual goals as determined by each participant’s manager. All employees, except seasonal and temporary employees, are eligible to participate in the annual incentive plan. An employee must be employed when the incentive is paid in order to receive their incentive compensation, even if all of the targets had been met. Positions are classified into various levels according to overall responsibilities within the organization and the impact each position has on the organization’s overall financial performance.

For the 2014 fiscal year, the Compensation Committee selected net income as the corporate performance target for the plan. The targeted net income for the 2014 fiscal year was $3.0 million. A reduced incentive was available if the Company achieved at least 95.0% of the net income target, or net income of $2.8 million. Reported net income results for the 2014 fiscal year were above 95.0% of the targeted level. Therefore, there was $62,500 available company-wide based on corporate performance and $62,500 available company-wide if an employee achieved their individual or departmental goals.

The table below shows how each plan component for 2014 is weighted when evaluating each of the named executive officers:

	Corporate	Individual/
	Performance	Departmental Goals
Ralph J. Lober, II	100.0%	0.0%
Renee K. Wood	50.0%	50.0%
Phillip M. Suarez	50.0%	50.0%

The total amount awarded for the incentive plan for each named executive officer is disclosed under the “Bonus” column of the Summary Compensation Table.

Long-term Compensation

Long-term compensation includes a qualified retirement plan in the form of a 401(k) Plan, a non-qualified Salary Continuation Program and the 2010 Omnibus Incentive Plan. The Company provides safe harbor contributions under the 401(k) Plan, matching up to 100% of the first 4.0% contributed by the employee. The amount contributed on behalf of the executive officers is determined in accordance with the provisions of the plan applicable to all employees. The Salary Continuation Plan is designed to retain executive and senior management personnel. Entrance to the Salary Continuation Plan is limited and is subject to meeting performance criteria established by the Compensation Committee and approved by the Board of Directors. Under the 2010 Omnibus Incentive Plan, Restricted Stock awards have been made to all directors, executive officers and vice presidents during the 2012 and 2013 fiscal years and are expected to be made for the 2015 fiscal year if certain specified net income performance targets as established by the Compensation Committee are achieved for the 2015 fiscal year. The awards scheduled to vest in September 2014 were forfeited since the net income performance target for the 2014 fiscal year was not achieved. The value of Restricted Stock granted to each participant will approximate 9% of each executive officer’s base salary. The Restricted Stock will vest on the anniversary date of the grant based on a four year graduated vesting schedule. These long-term incentive compensation plans are designed to promote a vested interest in the long-term strategic performance goals of the Company and discourage turnover among its executive officers and other employees.

The following table sets forth the cash compensation and certain other compensation paid or earned by the Company’s principal executive officer, principal financial officer, and one other of the most highly compensated executive officer serving at the end of the 2014 fiscal year. The individuals listed in this table are sometimes referred to in this Proxy Statement as the “named executive officers.”

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Comp. ($) (3)	Total ($)
Ralph J. Lober, II	2014	$213,551	$7,881	$—	$—	$—	$63,856	$13,622	$298,910
President and Chief Executive Officer	2013	202,424	—	1,248	—	—	62,927	26,008	292,607

Renee K. Wood	2014	$136,857	$3,184	$—	$—	$—	$13,821	$5,642	$159,504
Executive Vice President, Chief Financial Officer/Treasurer	2013	125,328	1,582	738	—	—	—	5,435	133,083

Phillip M. Suarez	2014	$114,786	$2,211	$—	$—	$—	$16,244	$10,335	$143,576
Executive Vice President and Senior Loan Officer	2013	105,806	1,461	629	—	—	69,468	9,101	186,465

(1)	The amounts in this column are the dollar value of the annual incentive compensation awards earned plus a $250 Christmas bonus paid to each of the named executive officers.
(2)	The amounts in this column are the grant date fair values of awards of restricted stock.
(3)	All other compensation as reported in this column includes contributions by the Company for each of the named executive officers to the Consumers National Bank 401(k) Savings and Retirement Plan and Trust, premiums for group term life insurance, market value of shares from dividend reinvestment earned upon the vesting of Restricted Stock awards and perquisites. These amounts are detailed below:

Name	Amounts Contributed to 401(k) Plan	Other	Group Term Life Insurance	Dividends Paid Upon Vesting	Perquisites	Total All Other Compensation
Ralph J. Lober, II	$8,542	$—	$324	$—	$4,756	$13,622
Renee K. Wood	5,474	—	168	—	—	5,642
Phillip M. Suarez	4,020	—	1,681	—	4,634	10,335

Perquisites consist of the personal use of a company car for Mr. Lober and the incremental cost of a country club membership for Mr. Suarez. The other named executive officer does not have any perquisites.

The following table sets forth details about the unvested restricted stock awards held by the named executive officers as of June 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Ralph J. Lober, II	9/14/2011	—	$—	500	$9,625
	9/12/2012	—	—	586	11,281
	9/11/2013	—	—	675	12,994
Renee K. Wood	9/14/2011	—	—	293	5,640
	9/12/2012	—	—	357	6,872
	9/11/2013	—	—	424	8,162
Phillip M. Suarez	9/14/2011	—	—	250	4,813
	9/12/2012	—	—	303	5,833
	9/11/2013	—	—	357	6,872

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(1)	Restricted Stock awards vest on the anniversary date of grant based on a four year graduated vesting schedule if certain specified net income performance targets as established by the Compensation Committee are achieved. The restricted stock awards scheduled to vest in September 2014 were forfeited since the performance target for the 2014 fiscal year was not achieved.
(2)	The market value of the awards of Restricted Stock that have not yet vested was determined by multiplying the closing price of a share of Consumers common stock on June 30, 2014 ($19.25) by the number of shares.

DEFINED CONTRIBUTION PLAN

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (401(k) Plan) as in effect during the fiscal year ended June 30, 2014, the Consumers National Bank’s Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by Consumers National Bank. Each participant in the 401(k) Plan has credited to their account a maximum of 4.0% of their annual salary, provided they have voluntarily contributed the same amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants because the benefits are based upon future earnings of Consumers National Bank and future compensation and contributions of the participants. An eligible participant is one who has completed six months of service and has attained the age of 21. At the time of retirement, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to their account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The trustees of the 401(k) Plan are Ralph J. Lober and Laurie L. McClellan.

SALARY CONTINUATION PROGRAM

In September 1995, the Board of Directors of Consumers National Bank adopted a salary continuation program (Plan) to encourage the long-term retention of Consumers National Bank executives and avoid the cost of executive turnover. Pursuant to the Plan, salary continuation agreements were entered into between Consumers National Bank and certain executives. The participants in the Plan are determined by the Board of Directors. In 2008, all of the agreements were amended to comply with Internal Revenue Code Section 409A. On February 11, 2011, Mr. Lober, President and Chief Executive Officer, entered into an amended and restated salary continuation agreement that replaced a separate change of control agreement and a prior salary continuation agreement. On February 14, 2014, Mrs. Wood, Chief Financial Officer, entered into a salary continuation agreement that replaced a separate noncompetition agreement. The agreements with Mr. Lober and Mrs. Wood incorporate covenants against competition, solicitation or disclosure of confidential information that were previously contained in separate agreements. The agreements entered into with Mr. Lober, Mrs. Wood and the amended agreements entered into in 2008 are collectively referred to as the “Amended Agreements.”

The Amended Agreements provide such executives (and, in the event of the executive’s death, surviving beneficiary) with 180 months of salary continuation payments equal to a certain percentage of an executive’s average compensation, as defined within each agreement, using three full calendar years prior to Normal Retirement Age. For purposes of these Amended Agreements, “Normal Retirement Age” means the executive’s 65th birthday. Vesting under the Amended Agreements commences at age 50 and is prorated until age 65. If Mrs. Wood dies during active service, her beneficiary is entitled to the Accrual Balance as of the end of the month preceding her death. If any of the remaining executives die during active service, the executive’s beneficiary is entitled to the Normal Retirement Benefit. The executive can become fully vested in the Accrual Balance upon termination of employment following a disability. Following a change in control of Consumers National Bank, Mr. Lober can become fully vested and eligible to receive a payment equal to the greater of (1) two times Mr. Lober’s base salary in effect immediately preceding termination of employment or (2) the amount accrued by the Company as of the month preceding termination of employment. Following a change in control of Consumers National Bank, Mrs. Wood can become fully vested and eligible to receive a payment equal to the greater of (1) one times Mrs. Wood’s base salary in effect immediately preceding termination of employment or (2) the amount accrued by the Company as of the month preceding termination of employment. All the remaining executives participating in the Plan can become fully vested in the Accrual Balance upon termination of employment following a change in control of Consumers National Bank. For purposes of these Amended Agreements, “Accrual Balance” means the liability that should be accrued by the Company for the Company’s obligation to the executive under the Amended Agreements. For purposes of calculating the Accrual Balance, the discount rate in effect at June 30, 2014 was 5.0%.

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PENSION BENEFITS

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ralph J. Lober	Salary Continuation Program	$306,179	$—
Phillip M. Suarez	Salary Continuation Program	$444,139	$—
Renee K. Wood	Salary Continuation Program	$13,821	$—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is not party to any change in control agreements with its current executive officers. Under the Salary Continuation Program, Mr. Lober would have received a payment of $432,252, Mr. Suarez would receive a payment of $444,139 and Mrs. Wood would have received $140,178 as of June 30, 2014 if a change of control and a termination of their employment had occurred. No participant will receive a benefit payment under the Salary Continuation Program if they are terminated for cause.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of its registered equities to file reports with the Securities and Exchange Commission indicating their holdings of, and transactions in, the Company’s equity securities. Based solely on a review of the copies of such reports it received, and written representations from reporting persons, the Company believes that during the fiscal year ended June 30, 2014, its reporting persons complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS AND RELATIONSHIPS AND LEGAL PROCEEDINGS

Directors and executive officers of Consumers Bancorp and Consumers National Bank and their associates were customers of, or had transactions with, Consumers Bancorp or Consumers National Bank in the ordinary course of business during the fiscal year ended June 30, 2014. Transactions with these persons are expected to continue to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

Mr. Goris, a director, is an Agent of the Goris-Meadows Insurance Agency of Alliance. The Goris-Meadows Insurance Agency is a subsidiary of A.A. Hammersmith Insurance Inc. and, in the ordinary course of business, the Company has retained the services of A.A. Hammersmith Insurance Inc. for insurance needs and may continue to retain their services in the future. The non-interested directors have reviewed the transactions and have determined that Mr. Goris’ interest in the transactions is not material. The amount paid to A.A. Hammersmith Insurance Inc. was $161,326 in fiscal year 2014; however the vast majority of that amount was premiums that were forwarded to other insurance companies.

Mr. Kiko, a director, is a real estate auctioneer and, in the ordinary course of business, the Company has retained the services of Kiko Auctioneers and Kiko Realty to liquidate property and may continue to retain their services in the future. The value of the services received from Kiko Auctioneers and Kiko Realty was less than $120,000 in fiscal year 2014.

Consumers National Bank is party to an operating lease agreement for the Malvern Branch location with Furey Holdings, LLC. Mr. Furey is the managing member of Furey Holdings, LLC. The lease commenced on December 23, 2005, with an original term of ten years. Lease payments for the 2014 fiscal year ended June 30, 2014 totaled $36,007 and the aggregate amount of lease payments for the 2015 fiscal year to the end of the term of the lease are estimated to be $54,011. This leasing arrangement and the terms of the lease were unanimously approved by directors without an interest in the transaction.

The SEC rules require disclosure of any family relationship among directors and executive officers. Mr. Kiko, director, is first cousin to Janice E. Kishman, spouse of director, Mr. Kishman.

Each officer and director is expected to bring any relationship or transaction with the Company in which he or she has a direct or indirect interest to the attention of the Board of Directors. The non-interested directors review the transaction and consider, among other things, whether the transaction impacts the independence of any independent Board member, whether the related party’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

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AUDIT COMMITTEE REPORT

Consumers Bancorp’s Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 30, 2014. In addition, the Audit Committee has discussed with Crowe Horwath LLP, the independent registered public accounting firm for Consumers Bancorp, the matters required by Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1. AU 380) and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

The Audit Committee has received written disclosures from Crowe Horwath LLP required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with Crowe Horwath LLP its independence from Consumers Bancorp.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to Consumers Bancorp’s Board of Directors that the audited financial statements be included in Consumers Bancorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the Securities and Exchange Commission.

Respectfully Submitted, The Audit Committee

Mr. Tonti, Chairman Mr. Kiko
Mr. Kishman
Mr. Paden
Mr. Schmuck

Independent Registered Public Accounting Firm

Crowe Horwath LLP audited the consolidated financial statements for the year ended June 30, 2014. Representatives of Crowe Horwath LLP will attend the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent auditors for audits of the Company’s financial statements. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company’s independent auditors may be engaged to perform audit-related services and must pre-approve 100% of any audit and non-audit related service performed by the independent auditors.

Crowe Horwath LLP billed the Company $90,800 and $121,500 for the fiscal years ended June 30, 2014 and June 30, 2013, respectively. The table below sets forth the aggregate fees billed by Crowe Horwath LLP for services rendered to the Company and its affiliates for the fiscal years 2014 and 2013.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2014	$82,000	$—	$8,800	$—
2013	$79,000	$—	$8,500	$34,000

The “Tax Fees” for 2014 and 2013 related principally to filing, compliance and tax strategy planning. The “All Other Fees” for 2013 related to the review and consent associated with filing the Company’s Registration Statement on Form S-1.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2015 Annual Meeting of Shareholders and who wishes to have the proposal included in Consumers Bancorp’s proxy statement and form of proxy for that meeting must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than May 26, 2015.

Any shareholder who intends to present a proposal, other than as set forth above, at the 2015 Annual Meeting of Shareholders other than for inclusion in Consumers Bancorp’s proxy statement and form of proxy must deliver the proposal to Consumers Bancorp at its executive offices, 614 East Lincoln Way, Minerva, OH 44657, not later than August 8, 2015 or such proposal will be untimely. Consumers Bancorp reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by August 8, 2015.

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SHAREHOLDER COMMUNICATIONS

Any shareholder may send communications to the Board of Directors through the Company’s Corporate Secretary, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors, or the appropriate committee, as soon as practicable. Shareholders may also send communications to the presiding non-management director of the Board by sending correspondence to Audit Chairman, Consumers Bancorp, Inc., 614 East Lincoln Way, P.O. Box 256, Minerva, Ohio 44657.

FORM 10-K ANNUAL REPORT

The Form 10-K Annual Report for the fiscal year ended June 30, 2014 has been mailed concurrently with this Proxy Statement to shareholders of record. The Form 10-K Annual Report does not constitute a part of the proxy material. Shareholders may request a copy of any of the Company’s filings at no cost by writing or e-mailing the Company at the following address or e-mail address: Consumers Bancorp, Inc., Attn: Theresa J. Linder, 614 East Lincoln Way, Minerva, Ohio 44657 or e-mail to shareholderrelations@consumersbank.com.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

CUMULATIVE VOTING

Under the General Corporation Law of Ohio, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President or the Secretary of Consumers Bancorp not less than 48 hours before the time fixed for holding the Annual Meeting. Upon announcement of this notice at the Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be cast for one nominee or distributed among as many nominees as the shareholder desires.

At this time it is not known whether there will be cumulative voting for the election of directors at the meeting. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment.

By Order of the Board of Directors

Laurie L. McClellan
Chairman

Minerva, Ohio

September 24, 2014

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REVOCABLE PROXY
CONSUMERS BANCORP, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have two ways to vote:

1. By Internet; or
2. By Mail.

To Vote by Internet:

Go to https://www.rtcoproxy.com/cbkm prior to 3 a.m. EDT, October 28, 2014.

Please note that the last vote received from a shareholder, by Internet or by mail, will be the vote counted.

Mark here for address change. ☐

____

____

____

Annual Meeting Materials are available at:
http://goo.gl/zrexvl

Comments:

____

____

____

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With-hold	For All Except
Proposal One: To elect four Class II directors to serve a three-year term until the Annual Meeting of Shareholders in 2017 or until their successors are elected and qualified; and	☐	☐	☐

Class II Directors:
(01) Bradley Goris
(02) David W. Johnson
(03) Laurie L. McClellan
(04) Harry W. Schmuck

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

In their discretion, the proxies are authorized to vote upon any such matters as may properly come before the meeting, or any and all adjournments thereof.

Note: The signature(s) on this proxy should correspond with the name(s) in which your shares are registered. When shares are registered jointly in the names of two or more persons, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the Chairman of its Board of Directors, its President, Vice President, Secretary or Treasurer.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ______ Co-holder (if any) sign above

CONSUMERS BANCORP, INC. — ANNUAL MEETING, OCTOBER 28, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://goo.gl/zrexvl

You can vote in one of two ways:

1. Via the Internet at **https://www.rtcoproxy.com/cbkm** and follow the instructions.

or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

CONSUMERS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 28, 2014
12:00 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consumers Bancorp, Inc., hereby appoints Theresa Linder and Cipriano Beredo, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares of Consumers Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Hartville Kitchen, 1015 Edison Street NW, Hartville, Ohio, on Tuesday, October 28, 2014, at 12:00 P.M. (local time), or at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified hereon:

Unless otherwise indicated, the proxies will vote **FOR** the Proposals.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

If no direction is made, this proxy will be voted FOR Proposal 1.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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